Exhibit 10.10

GLASSBRIDGE ENTERPRISES, INC.

2023 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

THIS AGREEMENT made as of _____________ __, 2023 [insert date on which Committee approves SAR grant] (the “Grant Date”), by and between GlassBridge Enterprises, Inc. (the “Company”), and ____________________ (the “Awardee”).

WITNESSETH:

WHEREAS, the Company has adopted and maintains the GlassBridge Enterprises, Inc. 2023 Equity Incentive Plan, effective September 22, 2023 (the “Plan”), and

WHEREAS, the Committee has authorized the grant to the Awardee of a Stock Appreciation Right (“SAR”) under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1. Plan. This SAR is made pursuant to the terms of the Plan which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Grant of SAR. Subject to the restrictions, limitations, terms and conditions specified in the Plan and this Agreement, the Company grants you as of the Grant Date ________ SARs with respect to _____ Shares, with a grant price per share of $______(the “Grant Price”). The SARs give the Awardee the right upon exercise to receive the difference between the Fair Market Value of a Share on the date of exercise over the Grant Price multiplied by the number of SARs being exercised.

3. Exercise Period.

(a) The SAR shall be exercisable pursuant to the terms of the Plan on or after it has vested pursuant to the terms of this Agreement.

(b) All or any part of the SAR may be exercised by the Awardee no later than the tenth (10th) anniversary of the Grant Date.

(c) This Agreement and the SAR shall terminate on the earlier of (i) the tenth (10th) anniversary of the Grant Date, or (ii) the date as of which the SAR has been fully exercised.

4. Vesting. Except as provided below and subject to the Awardee’s continuation of service with the Company during the vesting period, the SAR shall vest [over a four-year period with twenty-five percent (25%) vesting on the first anniversary of the Grant Date, and the remaining seventy-five percent (75%) vesting in equal [monthly] [quarterly] installments over the remaining three years]1.

5. Termination of Service. In the event of the Awardee’s Termination of Service with the Company or Affiliate, as applicable, the provisions of Article VI of the Plan shall control.

1 Note to Draft. Vesting schedule to be determined.

6. [Change of Control. Notwithstanding the foregoing, upon a Change of Control, the SAR shall automatically become fully vested and exercisable as of the date of such Change of Control.]2

7. Restrictions on Transfer of SAR. This Agreement and the SAR shall not be transferable otherwise than by will or by the laws of descent and distribution and the SAR shall be exercisable, during the Awardee’s lifetime, solely by the Awardee, except on account of the Awardee’s Permanent and Total Disability or death.

8. Exercise of SAR. The SAR shall be exercisable during the exercise period specified in Section 3 by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the SAR is being exercised.

9. Regulation by the Committee. This Agreement and the SAR shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee and any person or persons to whom any portion of the SAR has been transferred by will, by the laws of descent and distribution.

10. Rights as a Shareholder. The Awardee shall have no rights as a shareholder with respect to Shares subject to the SAR. Prior to receipt of a cash distribution or Shares pursuant to a SAR, such Award shall represent an unfunded, unsecured contractual obligation of the Company and the Company shall be under no obligation to set aside any Shares or other assets to fund such obligation. Prior to vesting and exercise, the Awardee shall have no greater claim to any assets of the Company than any other unsecured general creditor and such rights may not be sold, pledged, assigned, transferred or encumbered in any manner other than by will or by the laws of intestate succession as provided in Section 7.

11. Withholding. In the event the Awardee elects to exercise the SAR (or any part thereof), the Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the cash payment to the Awardee to satisfy its withholding obligations under any and all federal, state or local tax rules or regulations.

12. Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Awardee’s rights or entitlements with respect to the SAR shall be effective without the prior written consent of the Awardee (unless such amendment is required in order to cause the Award hereunder to be exempt from Code Section 409A, as interpreted by applicable authorities).

13. Awardee Acknowledgment. Awardee acknowledges and agrees that the vesting of Awardee’s rights pursuant to this SAR Agreement is earned only by continuing service with the Company. Awardee further acknowledges and agrees that nothing in the Agreement, nor in the Plan shall confer upon the Awardee any right to continue in the service of the Company, nor shall it interfere in any way with Awardee’s right or the Company’s right to terminate Awardee’s service at any time, with or without Cause. Awardee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Awardee has reviewed the Plan and this SAR in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this SAR and fully understands all provisions of this SAR. By executing this Agreement, the Awardee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

2 Note to Draft. Treatment on change of control to be confirmed.

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GLASSBRIDGE ENTERPRISES, INC.

By:
Date
Its:

AWARDEE

Date

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SAMPLE

NOTICE OF EXERCISE

[COMPANY NAME]
Compensation Committee	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my SAR that I elect to exercise for the number of Shares set forth below.

Type of Award:	Stock Appreciation Right

Grant Date:

Number of Shares as to which SAR is exercised:

Certificates (if paid in Shares) to be issued in name of:

By this exercise, I agree (i) to execute or provide such additional documents as [COMPANY NAME] (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s 2014 Omnibus Equity Incentive Plan (the “Plan”), and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this SAR.

Very truly yours,

Awardee

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